Exhibit 24(b)(16)



Kiewit Money Market Portfolio
June 30, 1997



Seven Days
Base Period Return:


		June 24, 1997		0.000149698
		June 25, 1997		0.000149790
		June 26, 1997		0.000149780
		June 27, 1997		0.000149876
		June 28, 1997		0.000149876
		June 29, 1997		0.000149876
		June 30, 1997		0.000151394
                ------------
            					0.001050290
                ============


Yield for Period:			(Base Period Return *365)/7

5.48%	          				(0.001050290*365)/7


Effective Yield
for Period      				(Base Period Return +1) 365/7 - 1

5.64%	          				(0.00105290 + 1) 365/7 - 1





                              KIEWIT MUTUAL FUND

                                JUNE 30, 1997



                             					# Yrs   		Average Annual    	Cumulative
                           					in Period  	Total Return	     	Total Return

Money Market Portfolio         	 2.569863	      5.60%	           15.04%
Short-Term Government Portfolio 	2.569863	      6.78%	           18.36%
Intermediate-Term Bond Portfolio	2.569863	      8.05%	           22.03%
Tax-Exempt Portfolio	            2.569863	      6.42%	           17.34%
Equity Portfolio	                2.487671	     23.28%	           68.30%


                           		 					Average Annual		      	Cumulative
For the Period Ending 6/30/96			    Total Return	       		Total Return
FORMULA	                        (ERV/P) 1/N - 1 =T	      (ERV/P) -1	=	T

Money Market Portfolio:	(1,150.41/1,000)1/2.569863-1=T	(1,150.41/1,000)-1	=	T
                                           	0.0560	=	T           		0.1504	=	T
                                          	 5.60% 	=	T		          15.04%	= 	T

Short-Term Government
Portfolio:             	(1,183.63/1,000)1/2.569863-1=T	(1,183.63/1,000)-1	=	T
                                            0.0678	=	T		          0.1836 	=	T
                                           	6.78%	= 	T	         	18.36%	 = 	T

Intermediate-Term Bond
Portfolio:             	(1,220.25/1,000)1/2.569863-1=T	(1,220.25/1,000)-1	=	T
                                           	0.0805	=	T	          	0.2203 	=	T
                                           	8.05%	= 	T         		22.03%	=  	T

Tax-Exempt Portfolio:  	(1,173.39/1,000)1/2.569863-1=T (1,173.39/1,000)-1 =	T
                                           	0.0642	=	T          		0.1734 	=	T
                                           	6.42%	= 	T	         	17.34% 	= 	T

Equity Portfolio:    	(1,683.04/1,000)1/2.487671-1	=	T	(1,683.04/1,000)-1	=	T
                                          	0.2328 	=	T          		0.6830 	=	T
                                         	23.28%	=	  T	         	68.30%	=	  T





                       Fund Name: Kiewit Mutual Fund
           Yield for the Thirty Day Period Ended June 30, 1997

               Formula : Yield = 2[((a-b)/cd + 1)^6 - 1]


Short-Term Government Portfolio

	Yield =	2[((614,738.87 - 30,815.99)/62,324,402.757 * 2.01 + 1)^6 - 1]

	Yield = .05659074

	Yield =	5.66%


Intermediate -Term Bond Portfolio

	Yield =	2[((610,186.17 - 44,455.75)/53,269,107.021 * 2.03 + 1)^6 - 1]

	Yield = .06360657

	Yield =	6.36%


Tax - Exempt Portfolio

	Yield =	2[((538,681.47 - 57,656.83)/68,435,616.421 * 2.05 + 1)^6 - 1]

	Yield =	.04149887

	Yield =	4.15%